UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2015

6D GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 2550, New York, NY 10004
(Address of principal executive offices)

Registrant’s telephone number, including area code: (646)-681-4900

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 is incorporated herein by reference.

On June 5, 2015, 6D Global Technologies, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) of the Certificate of Incorporation of the Company (the “Certificate ”) with the Secretary of State of the State of Delaware to effectuate the Amendments (as such term is defined below) to the Certificate. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Eight proposals were submitted to a vote of the stockholders of the Company at the Company’s 2015 Annual Meeting of Stockholders, which was held on June 3, 2015 (the “Annual Meeting”). The first proposal was for the election of five nominees to serve as Directors of the Company until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The second proposal was to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The third proposal was to approve an amendment to the Certificate to permit the Company’s board of directors (the “Board”) to amend the Company’s Bylaws (“Amendment No. 1”). The fourth proposal was to approve an amendment to the Certificate to permit the Board to set the size of the Board within a range of 3 to 12 directors (“Amendment No. 2”). The fifth proposal was to approve an amendment to the Certificate to eliminate stockholder action by written consent (“Amendment No. 3”). The sixth proposal was to approve an amendment to the Certificate to eliminate the right of stockholders to fill Board vacancies (collectively with Amendment No. 1, Amendment No. 2, and Amendment No. 3, the “Amendments”). The seventh proposal was a vote on an advisory resolution to approve executive compensation. The eighth proposal was to vote on an advisory basis on the frequency of the advisory vote on executive compensation. Additional information about the proposals can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015.

Of the 78,175,617 shares of stock issued and outstanding and entitled to vote at the Annual Meeting, 58,701,958 shares were represented in person or by proxy, which constituted approximately 75.08% of the total votes entitled to be cast at the meeting.  Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of Directors

The voting results for the election of Directors were as follows:

	Number of Shares Voted For	Number of Shares Withheld

Tejune Kang	58,491,443	34,472
Adam Hartung	58,491,443	34,472
David S. Kaufman	58,491,443	34,472
Terry McEwen	58,491,443	34,472
Anubhav Saxena	58,491,443	34,472

There were no votes against any nominee.  There were 176,043 broker non-votes for this proposal.

Proposal 2 – Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

The voting results for the ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015 were as follows:

For: 58,686,258	Against: 0	Abstain: 15,700

There were no broker non-votes for this proposal.

Proposal 3 – Approval of an amendment to the Company’s Certificate of Incorporation to permit the board of directors to amend the Company’s Bylaws

The voting results for the approval of an amendment to the Company’s Certificate of Incorporation to permit the board of directors to amend the Company’s Bylaws were as follows:

For: 58,476,749	Against: 33,466	Abstain: 15,700

There were 176,043 broker non-votes for this proposal.

Proposal 4 – Approval of an amendment to the Company’s Certificate of Incorporation to permit the board of directors to set the size of the board of directors within a range of 3 to 12 directors

The voting results for the approval of an amendment to the Company’s Certificate of Incorporation to permit the board of directors to set the size of the board of directors within a range of 3 to 12 directors were as follows:

For: 58,649,258	Against: 33,320	Abstain: 19,380

There were no broker non-votes for this proposal.

Proposal 5 – Approval of an amendment to the Company’s Certificate of Incorporation to eliminate stockholder action by written consent

The voting results for the approval of an amendment to the Company’s Certificate of Incorporation to eliminate stockholder action by written consent were as follows:

For: 58,476,000	Against: 34,215	Abstain: 15,700

There were 176,043 broker non-votes for this proposal.

Proposal 6 – Approval of an amendment to the Company’s Certificate of Incorporation to eliminate the right of stockholders to fill board of director vacancies

The voting results for the approval of an amendment to the Company’s Certificate of Incorporation to eliminate the right of stockholders to fill board of director vacancies were as follows:

For: 58,475,854	Against: 34,361	Abstain: 15,700

There were 176,043 broker non-votes for this proposal.

Proposal 7 – Vote on an advisory resolution to approve executive compensation

The voting results for the vote on the advisory resolution to approve executive compensation were as follows:

For: 58,509,378	Against: 822	Abstain: 15,715

There were 176,043 broker non-votes for this proposal.

Proposal 8 – Vote on an advisory basis on the frequency of the advisory vote on executive compensation

The voting results for the Vote on an advisory basis on the frequency of the advisory vote on executive compensation were as follows:

1 Year: 58,491,730	2 Years: 146	3 Years: 8,339	Abstain: 25,700

There were 176,043 broker non-votes for this proposal.

Item 9.01                      Financial Statements and Exhibits

(d)  The following exhibits are included with this report:

Exhibit No.                      Exhibit Description
3.1                                    Certificate of Amendment of Certificate of Incorporation of 6D Global Technologies, Inc.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015

6D GLOBAL TECHNOLOGIES, INC.

By:	/s/ Tejune Kang
Name:	Tejune Kang
Title:	Chief Executive Officer